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                                                                      Exhibit 4B



                             STOCK OPTION AGREEMENT

            THIS STOCK OPTION AGREEMENT made as of the 21st day of December, 1998, between Caribiner International, Inc., a Delaware corporation (hereinafter called the "Corporation"), and Christopher A. Sinclair, the Corporation's President and Chief Executive Officer (hereinafter called the "Participant").

            WHEREAS, the Corporation desires to give the Participant an opportunity to participate in the long-term growth of the Corporation by granting to the Participant options to purchase the Corporation's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

            1. Grant of Options. Subject to the approval and ratification by the stockholders of the Corporation, the Corporation hereby grants to the Participant the right and option (hereinafter called the "Option") to purchase an aggregate of up to Three Hundred Fifty Thousand (350,000) shares (the "Shares") of Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and subject to the conditions herein set forth. Such Option shall vest and become exercisable as follows: (i) thirty-three and one-third percent (33-1/3%) of the Option herein granted (for up to One Hundred Sixteen Thousand Six Hundred Sixty Seven (116,667) shares) shall vest and may be exercised at any time on or after the first anniversary of this Agreement (unless terminated earlier pursuant to paragraph 6 hereof), (ii) thirty-three and one-third percent (33-1/3%) of the Option herein granted (for up to One Hundred Sixteen Thousand Six Hundred Sixty Seven (116,667) shares) shall vest and may be exercised on or after the second anniversary of this Agreement (unless terminated earlier pursuant to paragraph 6 hereof) and (iii) the remaining thirty-three and one-third percent (33-1/3%) of the Option herein granted (for up to One Hundred Sixteen Thousand Six Hundred Sixty Six (116,666) shares) shall vest and may be exercised on or after the third anniversary of this Agreement (unless terminated earlier pursuant to paragraph 6 hereof). The Option granted hereby is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Agreement shall be construed and interpreted in accordance with such intention.

            2. Exercise Price. The exercise price of the Option shall be the average of the high and low reported consolidated trading prices of the Company's Common Stock, as reported on the New York Stock exchange on the date first set forth above, which is Eight Dollars and Fifty-six and One Quarter Cents ($8.5625) per share.

            3. Term of Option. Subject to paragraph 8 hereof, the Option granted hereby shall be exercisable in accordance with paragraph 1. The Participant's right to exercise the aforementioned Option shall expire ten (10) years from the date hereof (the "Expiration Date"). Unless terminated earlier pursuant to paragraph 6 hereof, the Option may not be exercised after the Expiration Date.

            4. Nontransferability. The Option granted hereby shall not be transferable otherwise than by will or the laws of descent and distribution. More particularly (except as provided in the preceding sentence), the Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of


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in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. The Option may be exercised by the Participant only during his lifetime or following his death pursuant to paragraph 6 hereof.

            5. Disclosure and Risk.

                  (a) The Participant represents and warrants to the Corporation as follows:

                      (i) The Participant acknowledges that (A) neither the Option nor the Shares have been registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), and (B) the Corporation is under no obligation to effect the registration under the Securities Act of the Option and/or the Shares.

                      (ii) The Shares will be acquired by the Participant for the Participant's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                      (iii) The Corporation has made available to the Participant the opportunity to ask questions of the officers and management of the Corporation and to acquire information about the business and financial condition of the Corporation and has, and at the time of exercise of the Option will have, all information necessary for him to make an informed investment decision.

                      (iv) He has received a copy of the Plan.

                  (b) Each certificate representing the Shares will be endorsed with the following or a substantially similar legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (ii) THE CORPORATION RECEIVES A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR IS OTHERWISE EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

            The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.


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            Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed, and the Corporation shall promptly issue a certificate without such legend to the holder thereof if (i) the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available and has been delivered or (ii) the holder provides the Corporation with a written opinion from counsel for such holder of the Shares, reasonably satisfactory to the Corporation, to the effect that a sale, transfer, assignment, pledge, hypothecation or other disposition of such Shares may be made without registration.

            6. Termination of Employment; Disability; Retirement; Death.

               (a) In the event that the Participant shall cease to be an employee of the Corporation for any reason other than death, Disability, Retirement, termination with or without Cause, or resignation for Good Reason (each as defined below), the Option may be exercised by the Participant (to the extent that the Participant shall have been entitled to do so as of the date of the termination of his employment with the Corporation) at any time prior to the Expiration Date of the Option or within 30 days after Participant shall so cease to be an employee of the Corporation, whichever is earlier. So long as the Participant shall continue to be an employee of the Corporation, the Option shall not be affected by any change of duties or position. The provisions of this Section 6(a) shall be subject to the provisions of Section 6(e) below.

               (b) In the event of the Disability or Retirement of the Participant, the unexercised portion of the Option that is held by the Participant on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable one (1) year from the date of Disability or Retirement. "Disability" shall mean any termination of employment with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation in its sole discretion. "Retirement" shall mean a termination of employment with the Corporation or a subsidiary either (i) on a voluntary basis by a recipient who is at least 65 years of age or (ii) otherwise with the written consent of the Committee in its sole discretion.

               (c) During the lifetime of the Participant, the Option shall be exercisable only by him (or by his legal guardian or representative). In the event of the death of the Participant while he is an employee of the Corporation or any subsidiary, the Option (or unexercised portion thereof) which is held by the Participant at the date of death, whether or not exercisable on the date of death, shall be exercisable in accordance with the terms of this Agreement by the beneficiary designated by the Participant for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall have been appointed or if the Designated Beneficiary shall predecease the Participant, by the Participant's personal representatives, heirs or legatees at any time for a period of one (1) year after the date of the Participant's death and any portion of the Option which is not exercised during such one (1) year period shall be forfeited.

            In the event of the death of the Participant following a termination of employment due to Retirement or Disability, if such death occurs before the Option (or any portion thereof) is exercised, the Option (or portion thereof) that is held by the Participant on the date of termination of employment, whether or not exercisable on such date, shall be exercisable by such Participants Designated Beneficiary or if no Designated Beneficiary shall have been appointed or if the Designated Beneficiary shall predecease the Participant, by the Participant's personal representatives, heirs or legatees at any time for a period of one (1) year after the date of the Participant's death and any portion of the Option which is not exercised during such one (1) year period shall be forfeited.


                                      4B-3

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               (d) In the event the Participant is terminated for Cause, the
Option shall be exercisable by the Participant (to the extent that the Participant shall have been entitled to do so as of the date of the termination of his employment with the Corporation for Cause) at any time prior to the Expiration Date or within sixty (60) days after Participant's termination for Cause, whichever is earlier. "Cause" shall have the meaning set forth in Section 9(a) of that certain Employment Agreement by and between the Corporation and the Participant, dated as of December 21, 1998.

               (e) In the event the Participant is terminated without Cause or if Participant resigns for Good Reason, automatically upon any such termination or resignation, any unexercised portion of the Option shall immediately vest and become fully exercisable (without regard to the vesting provisions set forth in Paragraph 1 above), and the entire unexercised portion of the Option shall thereafter be exercisable (in whole or in part) at any time after such termination or resignation (as the case may be) prior to the Expiration Date, or for a period of two years after such termination or resignation (as the case may be), whichever is earlier. As used herein, the term "Good Reason" shall have the meaning set forth in Section 9(d) of that certain Employment Agreement by and between the Corporation and the Participant, dated as of December 21, 1998.

            7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, separation, spin-off, reorganization, liquidation or the like occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such share dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations or the like; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

            8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised in whole or in part by giving written notice to the Secretary of the Corporation, at the address set forth below the Corporation's signature to this Agreement or such other location as may be designated by the Secretary of the Corporation. Such notice shall state the Participants election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Payment for the Shares may be made (i) in cash or (ii) at the option of the Committee, or, in absence of the Committee, the Board, by delivery of Common Stock already owned by the Participant and having an aggregate Market Price (as defined in the Plan) on the date of such delivery equal to the aggregate exercise price of the shares so purchased or (iii) at the option of the Committee, or, in absence of the Committee, the Board, by delivery of a combination of cash and Common Stock having an aggregate Market Price on the date of such delivery equal to the aggregate exercise price of the shares so purchased. The Corporation shall deliver a certificate or certificates representing the shares of Common Stock so purchased as soon as practicable after the notice of election has been received. In the event the Option shall be exercised by any person or persons other than the Participant, the notice of election shall be accompanied by appropriate proof of the right of such person


                                      4B-4


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or persons to exercise the Option. All shares of Common Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

            9. Change of Control.

               (a) As long as Participant is an employee of the Corporation, a "Change of Control" of the Corporation shall cause the Option (or the unexercised portion thereof), whether or not currently exercisable, to become immediately exercisable, in whole or in part, as of the effective date of such Change of Control without regard to any vesting provisions or condition precedent which may be contained in paragraph 1 of this Agreement. For purposes of this paragraph, a "Change of Control" shall be deemed to have occurred if (i) any person or "group" (other than Warburg, Pincus Investors, L.P. or any affiliate thereof) acquires, in a single transaction or series of related transactions, 50% or more of the outstanding Common Stock; (ii) during any period of two consecutive years, individuals that at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each such new director was approved by a vote of at least two-thirds of the directors then still in office which were directors at the beginning of the period; or (iii) the sale of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary of the Corporation).

               (b) Notwithstanding the provisions of paragraph 9(a), in the case that the Corporation is merged or consolidated with another corporation, or the assets or stock of the Corporation is acquired by another corporation, or a separation, reorganization or liquidation of the Corporation occurs, the Board, or the Board of Directors of any corporation assuming the obligations of the Corporation hereunder, shall make appropriate provisions for the protection of the Option by substitution on an equitable basis of appropriate stock of the Corporation, or appropriate stock of the merged, consolidated or otherwise reorganized corporation, provided that only the excess of the aggregate Market Price of the shares subject to the Option immediately after such substitution over the aggregate exercise price thereof is not less than the excess of the aggregate Market Price of the shares subject to the Option immediately before such substitution over the aggregate exercise price thereof.

            10. Optionee Not a Stockholder. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date on which he is recorded as the holder of such shares on the records of the Corporation.

            11. Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the Option including, but not limited to (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their fair market value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under this Agreement; (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Participant; or (iii) requiring the Participant, Designated Beneficiary or legal representative to pay to the Corporation the amount required or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

            12. General Provisions.

                (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith,


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and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel to the Corporation, are applicable thereto.

                (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                (c) Any notice to be given hereunder by either party to the other shall be in writing and shall be given either by personal delivery, facsimile or by mail, registered or certified, postage prepaid, return receipt requested, or by overnight delivery addressed to the other party at the respective addresses or facsimile numbers set forth below their signatures to this Agreement, or at any other address or facsimile number as such party may hereafter specify in writing.

                (d) No amendments or modifications to this Agreement shall be binding unless made in writing and signed by the parties hereto.

                (e) The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

                (f) As used herein, the masculine gender shall include the feminine and the neuter genders, the neuter shall include the masculine and the feminine genders, the singular shall include the plural, and the plural shall include the singular.

                (g) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                (h) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                (i) NEITHER THE PLAN NOR THIS AGREEMENT SHALL BE (1) CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE CORPORATION OR ANY SUBSIDIARY THEREOF OR TO BE ENTITLED TO ANY REMUNERATION OR BENEFITS NOT SET FORTH IN THE PLAN OR THIS AGREEMENT OR (2) INTERFERE WITH OR LIMIT THE RIGHT OF THE CORPORATION OR ANY SUBSIDIARY THEREOF TO MODIFY THE TERMS OF OR TERMINATE THE PARTICIPANT'S EMPLOYMENT AT ANY TIME WITH OR WITHOUT CAUSE.

            13. Incorporation by Reference. Reference is hereby made to the Corporation's 1996 Stock Option Plan, as amended as of February 27, 1998 (the "Plan"). Although it is expressly understood and agreed that the Options granted herein are not subject to the Plan, the following provisions of the Plan are hereby incorporated herein by reference and shall be deemed to be a part hereof as is set forth fully herein: Article 3 (Administration) of the Plan; Section
5.6 (Exercise and Payment) of the Plan; Section 5.8 (Rights as a Stockholder) of the Plan; Section 5.9 (General Restrictions) of the Plan; Article 6 (Nontransferability of Options) of the Plan; Section 7.6 (Leave of Absence) of the Plan; Article 8 (Adjustment Upon Changes in Capitalization) of the Plan and
Article 11 (Miscellaneous Provisions) of the Plan. In the event the Plan is terminated for any reason whatsoever, notwithstanding such termination, the foregoing provisions shall remain applicable to the terms and conditions of the Options herein granted as if such Plan had not been terminated.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                        PARTICIPANT

                                        /s/ Christopher A. Sinclair
                                        ---------------------------
                                        Name: Christopher A. Sinclair
                                        Address:   16 West 61st Street
                                                   New York, New York 10023
                                        Facsimile: (212) 541-5384


                                        CARIBINER INTERNATIONAL, INC.


                                        By: /s/ Errol M. Cook
                                        ---------------------
                                        Address:   16 West 61st Street
                                                   New York, New York 10023
                                        Facsimile: (212) 541-5384


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